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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Simon Property Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
April 2, 2004

Simon Property Group, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Wednesday, May 5, 2004
PLACE	Hyatt Regency Indianapolis One South Capitol Avenue Indianapolis, Indiana
ITEMS OF BUSINESS
(1) To elect a total of eleven (11) directors (seven (7) to be elected by the holders of all classes of voting securities and four (4) to be elected by the holders of Class B Common Stock) each to serve until the next annual meeting of stockholders.
(2) To ratify the appointment of Ernst & Young LLP as independent accountants for 2004.
(3) To consider a stockholder proposal.
(4) To transact such other business as may properly come before the meeting.
RECORD DATE	You can vote if you are a stockholder of record on March 8, 2004.
ANNUAL REPORT	Our 2003 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);
(2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet; OR

(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States. Your vote is important, regardless of the number of shares you own.
Any proxy may be revoked at any time prior to its exercise at the meeting.
By order of the Board of Directors.
April 2, 2004	James M. Barkley Secretary

Simon Property Group, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

PROXY STATEMENT

        This Proxy Statement is being furnished to stockholders of Simon Property Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by our Board of Directors for use at our 2004 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "Meeting").

        You are invited to attend the Meeting on May 5, 2004, beginning at 10:00 a.m. Indianapolis time. The Meeting will be held at the Hyatt Regency Indianapolis, One South Capitol Avenue, Indianapolis, Indiana. Stockholders will be admitted beginning at 9:00 a.m.

        The Hyatt Regency Indianapolis is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation will also be offered upon request. Please call us at least five (5) days in advance at 317-685-7330 if you require either of these services or other special accommodations.

        This Proxy Statement, form of proxy and voting instructions are being mailed starting April 2, 2004.

Voting Securities

        Holders of record of shares of our Common Stock, par value $.0001 per share ("Common"); Class B Common Stock, par value $.0001 per share ("Class B Common"); and Class C Common Stock, par value $.0001 per share ("Class C Common") at the close of business on March 8, 2004 are entitled to receive this notice and to vote their shares on all matters presented to the stockholders at the Meeting. In addition, holders of record of our Series F Cumulative Redeemable Preferred Stock ("Series F Preferred") and Series G Cumulative Step-Up Premium Rate Preferred Stock ("Series G Preferred") on March 8, 2004 are entitled to receive this notice and vote their shares on the election of directors at the Meeting. On that date, there were outstanding 202,468,595 shares of Common, 8,000 shares of Class B Common, 4,000 shares of Class C Common, 8,000,000 shares of Series F Preferred and 3,000,000 shares of Series G Preferred. As a result, a total of 213,480,595 shares are entitled to vote (the "Voting Shares") on the election of directors at the Meeting and a total of 202,480,595 shares are entitled to vote on all other matters presented to stockholders at the Meeting. The presence at the Meeting in person or by proxy of a majority of all the votes entitled to be cast at the Meeting, or 106,740,298 Voting Shares, will constitute a quorum for the transaction of business.

        All of the Class B Common is held by a voting trust as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees. All of the Class C Common is owned by NID Corporation (formerly known as The Edward J. DeBartolo Corporation). The Board is not soliciting proxies in respect of the Class B Common or the Class C Common, although we expect those shares will be represented at the Meeting.

        The voting trustees have informed us that they intend to vote the Class B Common in favor of the seven nominees for director to be elected by holders of Voting Shares named below and the four nominees for Class B Director named below. Holders of the Class C Common have not yet informed us how they intend to vote their shares.

Required Vote

        All shares entitled to vote at the Meeting are entitled to one vote per share. A plurality of the votes cast is required to elect directors. On all other proposals, the proposal will be approved if the number of votes cast in favor exceeds the number of votes cast against. Abstentions and broker non-votes will be treated as shares not voted and will have no effect on the voting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

        Your vote is important.    You may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the envelope provided, which requires no additional postage if mailed in the United States. All shares that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted as recommended by the Board of Directors.

        You may revoke your proxy at any time before it is exercised by:

  •
  giving written notice to the Secretary of the Company at 115 West Washington Street, Indianapolis, Indiana 46204,

  •
  executing and delivering a later-dated proxy or

  •
  attending and voting by ballot at the Meeting.

        You may save us the expense of a second mailing by voting promptly.

        Voting now will not limit your right to vote at the Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Voting on Other Matters

        We know of no other business to be transacted at the Meeting, but if other matters requiring a vote do arise, the persons named in the proxy will have the discretion to vote on those matters for you.

Costs of Proxy Solicitation

        We will pay the cost of preparing, assembling, and mailing the proxy material. We expect to solicit proxies primarily by mail, but our employees or other representatives may also solicit proxies without additional compensation. We will also request banks, brokers and other holders of record to send the proxy material to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so. In addition, we have hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie a fee of $7,500 for its services. The telephone number of MacKenzie Partners, Inc's. proxy solicitation practice is (800) 322-2885. Their e-mail address is proxy@mackenziepartners.com.

List of Stockholders

        A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 115 West Washington Street, Indianapolis, Indiana, by contacting the Secretary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that during the year ended December 31, 2003 all applicable Section 16(a) filing requirements were met, except that, due to administrative oversight, one late filing of Form 4 was made for Hans Mautner. The late filing reported the conversion of the shares of our Series B Preferred Stock owned by Mr. Mautner to Common in December.

Incorporation by Reference

        To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled "COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION," "REPORT OF THE AUDIT COMMITTEE" and "PERFORMANCE GRAPH" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

BOARD OF DIRECTORS

        Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Co-Chairmen and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the Annual Meeting of Stockholders. All of our 13 directors attended the 2003 Annual Meeting. During 2003, the Board of Directors met seven times and had five standing committees. Those committees consisted of an Audit Committee, a Compensation Committee, a Governance Committee, a Nominating Committee and an Executive Committee. During 2003, all directors participated in 75% or more of the meetings of the Board and each committee on which they served.

Corporate Governance

        We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. During the past two years, we have reviewed our corporate governance policies and practices and compared them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also reviewed the provisions of the Sarbanes-Oxley Act of 2002, new rules of the Securities and Exchange Commission and new listing standards of the New York Stock Exchange.

        Based on our review, we have taken steps to implement the new rules and listing standards. We have also implemented other corporate governance practices and procedures on a best practices basis. In particular, we have adopted Governance Principles and written charters for each of the five standing committees of the Board of Directors. We have also adopted a Code of Business Conduct and Ethics that includes a compilation of our previously existing policies and that applies to all officers, directors and employees. The current version of each of these documents is available on our internet website, www.simon.com, in the About Simon/Investor Relations/Corporate Governance section, and will be provided in print without charge upon written request to the Secretary of the Company, 115 West Washington Street, Indianapolis, Indiana 46204. These documents are intended to change as requirements or best practices in this area evolve and we will modify or supplement them when and as appropriate.

        We will also either disclose on Form 8-K or post on our internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

Director Independence

        As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the New York Stock Exchange listing rules. These standards are set forth in our Governance Principles. The Board has affirmatively determined that each of the seven (7) nominees for director to be elected by the holders of Voting Shares meets these categorical standards and is independent. The membership of the Audit Committee, the Compensation Committee, the Governance Committee and the Nominating Committee is composed entirely of independent directors. In addition, the members of the Audit Committee meet the heightened standards for independence required by the New York Stock Exchange and applicable securities laws.

Executive Sessions of Independent Directors

        The independent directors meet in executive session without management present on a regularly scheduled basis. In addition, the Board has designated J. Albert Smith, Jr. as Lead Independent Director. In such capacity, Mr. Smith presides over the executive sessions and serves as a liaison between the independent directors and the senior management team.

Stockholder Communications with the Board

        The Board has implemented a process whereby the Company's stockholders may send communications to the Board's attention. Any stockholder desiring to communicate with the Board, or one or more specifc directors, should communicate in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 115 West Washington Street, Indianapolis, Indiana 46204. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

Committee Membership

        The table below provides membership and meeting information for each of the committees of the Board.

Name	Audit		Compensation		Governance		Nominating		Executive
Birch Bayh					X		X	*
Melvyn E. Bergstein			X		X
Linda Walker Bynoe			X		X
G. William Miller	X				X	*	X
Fredrick W. Petri	X		X
David Simon									X
Herbert Simon									X
Melvin Simon									X	*
J. Albert Smith, Jr.**	X	*					X
Richard S. Sokolov									X
Pieter S. van den Berg	X
Philip J. Ward			X	*
M. Denise DeBartolo York							X
2003 Meetings	6		2		8		1		0
*Chair **Lead Independent Director.

The Audit Committee

        The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent accountants, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, subject to stockholder ratification, or replace our independent accountants and pre-approves the auditing services and permitted non-audit services to be performed by our independent accountants, including the fees and terms thereof. The Audit Committee has authority to retain independent legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent accountants our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the New York Stock Exchange, the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

        The Board of Directors has determined that Mr. Miller qualifies as an "audit committee financial expert" as defined by rules of the Securities and Exchange Commission.

The Compensation Committee

        The Compensation Committee sets remuneration levels for our officers, reviews significant employee benefit programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and other cash or stock incentive programs. The Compensation Committee has authority to retain the advice and assistance of compensation consultants and other internal or external legal, accounting or other advisors. Our Charter requires that the Compensation Committee have at least one member elected by holders of the Class B Common and at least one member elected by holders of the Class C Common. The charter of the Compensation Committee requires that each member meet the independence requirements of the New York Stock Exchange. As a result, the holders of Class B Common have waived their right to elect a member of the Compensation Committee.

The Governance Committee

        The Governance Committee addresses the broad range of issues surrounding the composition and operation of the Board, develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director and makes recommendations regarding compensation for non-employee directors. The Governance Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance Committee requires that each member meet the independence requirements of the New York Stock Exchange.

The Nominating Committee

        The Nominating Committee nominates persons to serve as directors and, in consultation with the Governance Committee and in accordance with our Governance Principles, proscribes appropriate qualifications for Board members. In considering persons to nominate, the Nominating Committee will consider persons recommended by stockholders. The Nominating Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors.

        A stockholder who wishes to recommend a director candidate for consideration by the Nominating Committee should send such recommendation to the Secretary of the Company, 115 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Committee. Any such recommendation should include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the Annual Meeting of Stockholders, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in the Company's By-Laws.

        Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four (4) boards of public companies, inclusive of our Board. In recommending candidates to the Board for election as directors, the Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as areas that are relevant to our business activities. Members of the Nominating Committee are responsible for screening director candidates, but may solicit advice from our Chief Executive Officer and other members of the Board. During 2003 the Company paid a fee to a third party search firm to assist in identifying and evaluating potential independent director nominees.

        Our Charter requires that the Nominating Committee have five members, with two members appointed by the Class B Common and one member appointed by the Class C Common. The charter of the Nominating Committee requires that each member meet the independence requirements of the

New York Stock Exchange no later than the date on which such requirements become effective. The members of the Nominating Committee who are appointed by the holders of the Class B Common and Class C Common have the sole right to nominate the directors to be elected by such holders.

The Executive Committee

        The Executive Committee approves the acquisition and disposition of real property, authorizes the execution of certain contracts and agreements relating to transactions having an aggregate value of less than $50 million, including those related to the borrowing of money by the Company, and generally exercises all other powers of the Board of Directors between meetings of the Board, except in cases where action of the entire Board is required and except where action by Independent Directors (as discussed more fully on page 33) is required.

        At the meeting of directors to be held following the Meeting, the Board will reappoint members of the Board to the five standing committees.

Compensation of Directors for 2003

Director	Annual Retainer		Board Meeting Fees	Committee Meeting Fees	Total
Birch Bayh	$20,000		$6,500	$7,500	$34,000
Melvyn E. Bergstein	20,000		5,500	7,500	33,000
Linda Walker Bynoe	13,333	*	3,500	2,500	19,333
G. William Miller	20,000		6,500	13,000	39,500
Fredrick W. Petri	20,000		6,500	9,500	36,000
David Simon	—		—	—	—
Herbert Simon	—		—	—	—
Melvin Simon	—		—	—	—
J. Albert Smith, Jr.	20,000		5,500	7,500	33,000
Richard S. Sokolov	—		—	—	—
Pieter S. van den Berg**	20,000		6,500	7,500	34,000
Philip J. Ward***	20,000		6,500	2,000	28,500
M. Denise DeBartolo York	20,000		6,000	—	26,000

*
Ms. Bynoe was elected director May 7, 2003.

**
Pieter S. van den Berg has assigned his director compensation (including the value of director options and restricted stock) to PGGM, the pension fund of the healthcare and social work sector in the Netherlands.

***
Mr. Ward's term will expire at the Meeting.

Cash Compensation

        During 2003, we paid our non-employee directors annual compensation of $20,000. Prior to May 7, 2003, we paid such directors $1,000 for attendance (in person or by telephone) at each meeting of the Board or its committees (other than committee meetings held on the same day as a regularly scheduled Board meeting). Effective May 7, 2003, we changed the attendance fees as follows: $1,000 per Board meeting for in-person attendance; $500 per Board meeting for telephonic attendance; $1,000 per committee meeting (not in conjunction with a regular Board meeting) for in-person attendance and $500 per committee meeting in conjunction with regular Board meetings or for telephonic attendance. Effective for meetings held after February 4, 2004, in recognition of increased demands placed on Audit Committee members, we changed the fees for in-person attendance at Audit Committee meetings as follows: $2,500 per committee meeting (whether or not in conjunction with a regular Board meeting) for the chairperson of the Audit Committee and $1,000 per committee meeting (whether or not in conjunction with a regular Board meeting) for other Audit Committee members. Directors may elect to defer all or a portion of their cash compensation under our Director Deferred Compensation Plan. We do not pay directors who are employees or employees of our affiliates any compensation for their services as directors. All directors are reimbursed for their expenses incurred in attending Board or committee meetings.

Non-Cash Compensation

        Non-employee directors also receive non-cash compensation. Eligible directors receive annual grants of 1,000 shares of restricted stock. In addition, eligible directors who serve as chairpersons of the standing committees of the Board of Directors receive an additional annual grant of restricted stock in the amount of 500 shares (in the case of the Audit Committee) or 300 shares (in the case of the other standing committees). Each restricted stock award vests over a four-year period. Eligible directors are required to hold the shares of restricted stock throughout their terms as directors and any dividends paid on those shares are required to be reinvested in Common under our Dividend Reinvestment Plan. In addition, directors may be granted discretionary awards under our stock incentive plan, as described below under "EXECUTIVE COMPENSATION—Stock Incentive Plan."

Stock Ownership Guidelines

        The Board of Directors has established stock ownership guidelines for non-employee directors to own not less than 3,000 Common shares no later than March 1, 2004 and not less than 5,000 Common shares no later than March 1, 2005. Each new director will be required to own not less than 3,000 Common shares no later than March 1 of the year following the year in which he or she is initially elected to the Board, and no less than 5,000 Common shares no later than March 1 of the second year following the year in which he or she is initially elected to the Board. Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in securities of the Company will be exempt from this requirement. Stock options and unvested shares of restricted stock do not count toward these goals. All of our current directors comply with these guidelines.

ITEM 1—ELECTION OF DIRECTORS

        The holders of Voting Shares will elect seven directors, and the holders of Class B Common will elect four directors. The holders of Class C Common have the right to elect two directors; however, they have not yet nominated persons for the two Class C Director positions. Each director will serve until the 2005 annual meeting of stockholders and until his or her successor has been elected.

        The shares of Class B Common are held by a voting trust that is obligated to elect Melvin Simon, Herbert Simon and David Simon as directors.

        Our employment agreement with Richard S. Sokolov contemplates that he will be elected to the Board of Directors and holders of Class B Common have agreed to elect Mr. Sokolov to the Board.

        The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees.

        The Board of Directors unanimously recommends that stockholders vote FOR the election of the nominees named below.

        We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board.

        The names, principal occupations and certain other information about the nominees for director are set forth on the following pages. Philip J. Ward will retire from the Board at the 2004 Annual Meeting, and his service as a director of the Company will end at that time. The Board would like to take this opportunity to express its gratitude and appreciation for the significant contributions and special leadership that Phil has so generously given to the Company over the past eight years. The Board wishes him every success and happiness in his future endeavors.

Security Ownership of Directors and Officers

        As of March 8, 2004, the nominees and the named executive officers of the Company:

  •
  owned beneficially the number and percentage of shares of Common, Class B Common and Class C Common treated as a single class ("Shares") indicated; and

  •
  owned beneficially the indicated number and percentage of units of limited partnership interest ("Units") which are exchangeable for Shares.

        Unless otherwise indicated in the footnotes, Shares or Units are owned directly, and the indicated person has sole voting and investment power.

        No nominee or named executive officer of the Company beneficially owns any shares of Series F Preferred or Series G Preferred.

Name and Age as of the May 5, 2004 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 8, 2004

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

Birch Bayh	76
		Partner in the Washington, D.C. law firm of Venable LLP (or its predecessor) since 2001. Mr. Bayh was a partner in the law firm of Oppenheimer Wolff & Donnelly LLP from 1998 to 2001 and served as a United States Senator from Indiana from 1963 to 1981. Our director since 1998 and prior to that a director of our predecessor since 1993. Member of our Governance and Nominating Committees.	Shares: 28,905 Percent of Shares: * Units: 0 Percent of Units: —

Melvyn E. Bergstein	62
		Chairman and Chief Executive Officer of DiamondCluster International, Inc. or its predecessor, Diamond Technology Partners, since 1994. Prior to co-founding Diamond, Mr. Bergstein served in several capacities throughout a 21-year career with Arthur Andersen LLP's consulting division. Our director since 2001. Member of our Compensation and Governance Committees.	Shares: 19,000 Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

Linda Walker Bynoe	51
		President and Chief Executive Officer of Telemat Ltd., a management consulting firm, since 1995 and prior to that Chief Operating Officer since 1989. Ms. Bynoe served as a Vice President-Capital Markets for Morgan Stanley from 1985 to 1989, joining the firm in 1978. A director of Dynegy Inc. (an energy merchant), CitiStreet Funds, Inc. (a mutual fund company), Fidelity Life Association (a mutual insurance company) and Angelo and Maxie's, Inc. (a restaurant operator). Our director since 2003. Member of our Compensation and Governance Committees.	Shares: 4,000 Percent of Shares: * Units: 0 Percent of Units: —

Karen N. Horn, Ph.D.	60
		Retired President, Private Client Services, and Managing Director, Marsh, Inc. Ms. Horn served as President, Private Client Services, and Managing Director of Marsh, Inc., a subsidiary of MMC from 1999 until her retirement in 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. Ms. Horn serves as a director of Eli Lilly and Company, T. Rowe Price Mutual Funds and The U.S. Russia Investment Fund, a presidential appointment.	Shares: 1,500(7) Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

G. William Miller	79
		Chairman of the Board and Chief Executive Officer of G. William Miller & Co. Inc., a merchant banking firm, since 1983. Mr. Miller was Chairman and Chief Executive Officer of Federated Stores, Inc., the parent company of predecessors to Federated Department Stores, Inc. from January 1990 until February 1992. He served as Secretary of the U.S. Treasury from 1979 to 1981 and Chairman of the Board of Governors of the Federal Reserve System from 1978 to 1979. A director of Repligen Corporation (a biopharmaceutical company). Our director since 1998 and prior to that a director of our predecessor since 1996. Member of our Audit, Governance and Nominating Committees.	Shares: 29,740 Percent of Shares: * Units: 0 Percent of Units: —

J. Albert Smith, Jr.	63
		President of Bank One Central Indiana since 2001. Mr. Smith was Managing Director of Bank One Corporation from 1998 to 2001. President of Bank One, Indiana, NA, a commercial bank, from 1994 until 1998. From 1974 until 1994, President of Banc One Mortgage Corporation, a mortgage banking firm. Our director since 1998 and prior to that a director of our predecessor since 1993. Member of our Audit and Nominating Committees.	Shares: 34,500 Percent of Shares: * Units: 0 Percent of Units: —

Pieter S. van den Berg	58
		Adviser to the Board of Managing Directors of PGGM, the pension fund of the healthcare and social work sector in the Netherlands, since 1999. Mr. van den Berg was Director of Controlling of PGGM from 1991 to 1999. Our director since 1998. Member of our Audit Committee.	Shares: 0(8) Percent of Shares: — Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF CLASS B COMMON

Melvin Simon	77
		Co-Chairman of the Board of the Company since 1998 and prior to that Co-Chairman of the Board and a director of our predecessor since its incorporation. Co-Chairman of the Board of Melvin Simon & Associates, Inc. ("MSA"), a company Mr. Simon founded in 1960 with his brother, Herbert Simon. Member of our Executive Committee.	Shares: 34,848,440(9) Percent of Shares: 15.0% Units: 30,091,879(10) Percent of Units: 11.5%

Herbert Simon	69
		Co-Chairman of the Board of the Company since 1998 and prior to that a director of our predecessor since its incorporation. Chief Executive Officer of our predecessor from its incorporation to 1995, when Mr. Simon was appointed Co-Chairman of the Board. Co-Chairman of the Board of MSA. Mr. Simon also serves on the Board of Governors for the National Basketball Association. Member of our Executive Committee.	Shares: 34,848,440(9) Percent of Shares: 15.0% Units: 30,091,879(10) Percent of Units: 11.5%

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF CLASS B COMMON (continued)

David Simon	42
		Our Chief Executive Officer and a director since 1998. Prior to that Chief Executive Officer of our predecessor since 1995 and a director of our predecessor since its incorporation. President of our predecessor from its incorporation until 1996. Executive Vice President of MSA since 1990. From 1988 to 1990, Vice President of Wasserstein Perella & Company, a firm specializing in mergers and acquisitions. The son of Melvin Simon, the nephew of Herbert Simon and a director of First Health Group Corporation (a health benefits company). Member of our Executive Committee.	Shares: 34,848,440(9) Percent of Shares: 15.0% Units: 30,091,879(10) Percent of Units:11.5%

Richard S. Sokolov	54
		Our President and Chief Operating Officer and a director since 1998. Prior to that President and Chief Operating Officer and a director of our predecessor since 1996. President and Chief Executive Officer and a director of DeBartolo Realty Corporation from its incorporation until it merged with our predecessor in 1996. Prior to that Mr. Sokolov served as Senior Vice President, Development of The Edward J. DeBartolo Corporation since 1986 and as Vice President and General Counsel since 1982. Member of our Executive Committee.	Shares: 679,149 Percent of Shares: * Units: 60,835 Percent of Units: *

CURRENT DIRECTORS WHO ARE NOT NOMINEES

Fredrick W. Petri	57
		Mr. Petri is currently a Class C Director. A partner of Petrone, Petri & Company, a real estate investment firm Mr. Petri founded in 1993, and President and an officer of Housing Capital Company since its formation in 1994. Prior to that, an Executive Vice President of Wells Fargo Bank, where for over 20 years he held various real estate positions. Our director since 1998 and prior to that a director of our predecessor since 1996. Member of our Audit and Compensation Committees.	Shares: 37,160 Percent of Shares: * Units: 0 Percent of Units: —

Philip J. Ward	55
		Managing Director of L.J. Melody & Company, a mortgage banking firm since October of 2003. Mr. Ward was Consultant to Chief Investment Officer of CIGNA Investment Management in 2003 and Senior Managing Director, Head of Real Estate Investments, for CIGNA Investment Management (or its predecessor) from 1998 to 2003. Our director since 1998 and prior to that a director of our predecessor since 1996. Member of our Compensation Committee.	Shares: 8,751 Percent of Shares: * Units: 0 Percent of Units: —

M. Denise DeBartolo York	53
		Ms. York is currently a Class C Director. Chairman of The DeBartolo Corporation, owner of the San Francisco 49ers. From 1994 to 2001, Ms. York was Chairman of The Edward J. DeBartolo Corporation, the company her father founded. She also served in other executive capacities. Our director since 1998 and prior to that a director of our predecessor since 1996. Member of our Nominating Committee.	Shares: 1,337,948(11) Percent of Shares: * Units: 1,290,439 Percent of Units: *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Hans C. Mautner	66	Our President — International Division. Chairman, Simon Global Limited. Advisory Director of the Company.	Shares: 988,363 Percent of Shares: * Units: 0 Percent of Units: —

James M. Barkley	52	Our General Counsel and Secretary.	Shares: 116,955 Percent of Shares: * Units: 0 Percent of Units: —

Gary Lewis	45	Our Executive Vice President of Leasing.	Shares: 39,327 Percent of Shares: * Units: 0 Percent of Units: —

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP(12)

22 Persons	Shares: 38,433,373 Percent of Shares: 16.3% Units: 31,443,153 Percent of Units: 12.0%

*
Less than one percent

(1)
All listed directorships are held in companies with securities registered under Section 12 of the Exchange Act or in companies registered as investment companies under the Investment Company Act of 1940, as amended, except Fidelity Life Association (Ms. Bynoe) and The U.S. Russia Investment Fund (Ms. Horn).

(2)
Includes the following Shares that may be purchased pursuant to stock options that are exercisable within 60 days: Birch Bayh—24,930; Melvyn E. Bergstein—8,000; G. William Miller—21,360; J. Albert Smith, Jr.—18,000; David Simon—350,000; Richard S. Sokolov—150,000; M. Denise DeBartolo York—15,000; Hans C. Mautner—634,289; James M. Barkley—30,000; Gary Lewis—3,000; and all directors and executive officers as a group—1,297,439.

(3)
Includes the following Shares that may be received upon exchange of Units held by the following persons on March 8, 2004: Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA—30,091,879; Richard S. Sokolov—60,835; M. Denise DeBartolo York—1,290,439; and all directors and executive officers as a group—31,443,153. Units held by limited partners are exchangeable either for Shares (on a one-to-one basis) or for cash.

(4)
Includes the following restricted shares which are subject to vesting requirements: Birch Bayh—975; Melvyn E. Bergstein—750; Linda Walker Bynoe—750; G. William Miller—975; J. Albert Smith, Jr.—1,125; David Simon—58,750; Richard S. Sokolov—42,500; Philip J. Ward—975; James M. Barkley—20,625; Gary Lewis—19,500; and all directors and executive officers as a group—221,175.

(5)
At March 8, 2004, there were 202,468,595 shares of Common, 8,000 shares of Class B Common and 4,000 shares of Class C Common outstanding. Upon the occurrence of certain events, shares of Class B Common and Class C Common convert automatically into Common (on a share-for-share basis). These percentages assume the exercise of stock options and exchange of Units for Shares only by the applicable beneficial owner.

(6)
At March 8, 2004, there were 261,521,518 outstanding Units of which the Company owned, directly or indirectly, 200,809,651 or 76.8%. These percentages assume that no Units are exchanged for Shares.

(7)
Shares acquired by Ms. Horn as of March 19, 2004. These Shares are not included in the calculation of total Shares and percent of Shares owned by all directors and executive officers as a group as of March 8, 2004.

(8)
Pieter S. van den Berg has assigned his director compensation (including the value of director options and restricted stock) to PGGM, the pension fund of the healthcare and social work sector in the Netherlands.

(9)
Includes Shares, exercisable stock options and Units owned by Melvin Simon, Herbert Simon and David Simon, MSA and affiliates of MSA. See "PRINCIPAL STOCKHOLDERS."

(10)
Includes Units owned by Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA.

(11)
Does not include Shares and Units held by Edward J. DeBartolo, Jr. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

(12)
Does not include Shares and Units held by members of the Simon family other than Melvin Simon, Herbert Simon and David Simon or Units held by trusts for the benefit of members of the Simon family over which Melvin Simon, Herbert Simon, David Simon and MSA do not have voting or dispositive power (4,492,576 Units). Does not include Shares and Units held by Edward J. DeBartolo, Jr. See "PRINCIPAL STOCKHOLDERS."

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of voting securities of the Company as of March 8, 2004. Unless otherwise indicated in the footnotes, shares are owned directly, and the indicated person has sole voting and investment power.

	Shares(1)		Series G Preferred
Name and Address of Beneficial Owner	Number of Shares	%(2)	Number of Shares	%
Melvin Simon & Associates, Inc., et al.(3) 115 W. Washington Street Indianapolis, IN 46204	34,848,440(4)	15.0%	n/a
Edward J. DeBartolo, Jr., et al.(5) 100 DeBartolo Place, Suite 300 Youngstown, OH 44513	17,650,930(6)	8.0%	n/a
Deutsche Bank AG(7) Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	10,835,082	5.35%	n/a
Lend Lease Rosen Real Estate Securities LLC(8) 1995 University Avenue, Suite 550 Berkeley, CA 94704	n/a		280,800	9.36%

(1)
Shares include shares of Common, Class B Common and Class C Common. Upon the occurrence of certain events, shares of Class B Common and Class C Common convert automatically into Common (on a share-for-share basis). The amounts in the table also include Shares that may be issued upon the exchange of Units as well as the exercise of stock options. Units held by limited partners are exchangeable either for Shares (on a one-to-one basis) or for cash.

(2)
Assumes the exercise of stock options and exchange of Units for Shares by the subject holder only.

(3)
This group consists of Melvin Simon & Associates, Inc. ("MSA"), wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon and David Simon. MSA is owned 69% by Melvin Simon and 31% by Herbert Simon. Melvin Simon, Herbert Simon and David Simon are our directors and executive officers. 3,192,000 shares of Common and 8,000 shares of Class B Common owned by the group are held by voting trusts as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees.

(4)
Includes 4,398,561 shares of Common currently outstanding; 30,091,879 shares of Common issuable upon exchange of Units; 350,000 shares of Common issuable upon exercise of stock options that are exercisable within 60 days; and 8,000 shares of Class B Common. Does not include 4,492,576 shares of Common issuable upon exchange of Units held by trusts for the benefit of members of the Simon family over which MSA, Melvin Simon, Herbert Simon and David Simon do not have voting or dispositive power.

(5)
The beneficial owners of the securities are Edward J. DeBartolo, Jr., NID Corporation, directly or indirectly, members of the DeBartolo family, and trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests.

(6)
Includes 17,646,930 shares of Common issuable upon exchange of Units and 4,000 outstanding shares of Class C Common. Does not include 1,290,439 shares of Common issuable upon exchange of Units, 15,000 shares of Common issuable upon exercise of stock options that are exercisable within 60 days and 32,509 shares of Common currently outstanding held by M. Denise DeBartolo York over which Edward J. DeBartolo, Jr. and NID Corporation do not have voting or dispositive power.

(7)
Based solely on information provided by Deutsche Bank AG in an amended Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004. The filing reflects the securities beneficially owned by the Private Clients and Asset Management business group of Deutsche Bank AG and its subsidiaries and affiliates. Of the total shares reported, RREEF America L.L.C. beneficially owns 10,098,589 shares; DWS Holding & Service GmbH beneficially owns 1,049 shares; Deutsche Bank Trust Company Americas beneficially owns 127,657 shares; and Deutsche Investment Management Americas, Inc. beneficially owns 607,787 shares.

(8)
Based solely on information provided by Lend Lease Rosen Real Estate Securities LLC ("Lend Lease") in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004. Lend Lease is a registered investment adviser who acts as investment adviser to certain separate accounts which have purchased the securities that are the subject of the filing. In its capacity as investment adviser, Lend Lease has voting and investment power with respect to the subject securities.

ITEM 2—RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has selected Ernst & Young LLP ("E&Y") as our independent accountants for 2004, subject to the approval of our stockholders.

        On June 7, 2002, we replaced Arthur Andersen LLP ("Andersen") with E&Y as our independent accountants. This decision was approved by the Audit Committee. Andersen has since ceased operations.

        Andersen's report on our financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty or audit scope. It was modified for accounting principles to reflect new accounting pronouncements.

        E&Y's reports on our financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the year ended December 31, 2001 and the subsequent interim period through June 7, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in its report on our financial statements for such year; nor were there any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the two years ended December 31, 2003 and 2002, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter in its reports on our financial statements for such years.

        During the year ended December 31, 2001 and the subsequent interim period through June 7, 2002, we did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The Report of the Audit Committee (which appears on the following page) contains information on the amount of fees paid to E&Y during 2003 and 2002. We expect that representatives of E&Y will be present at the Meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that stockholders vote FOR ratification of E&Y as the Company's independent accountants for 2004.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of four directors, each of whom meets the independence and experience requirements of the New York Stock Exchange and applicable securities laws.

        We reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003.

        We discussed with Ernst & Young LLP ("E&Y") the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We also received and reviewed the written disclosures and the letter from E&Y required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with E&Y their independence.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        We pre-approve all audit and permissible non-audit services to be provided to the Company by E&Y prior to commencement of services. We have delegated to Mr. Smith, as Chairman of the Audit Committee, authority to pre-approve specific services up to specified individual and aggregate fee amounts. These pre-approval decisions are presented to the full Audit Committee at our next scheduled meeting.

        We concluded that the provision of such services by E&Y not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q would not jeopardize E&Y's independence.

        E&Y has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2003 and 2002, respectively:

	2003	2002
Audit Fees(1)	$1,336,000	$1,266,000
Audit-Related Fees(2)	2,615,400	2,138,000
Tax Fees(3)	26,000	20,000
All Other Fees(4)	294,500	568,000

(1)
Audit Fees include fees for the audit of the Company and its primary subsidiary, services associated with SEC registration statements, periodic reports, and other documents issued in connection with securities offerings.

(2)
Audit-Related Fees include audits of individual properties and schedules of recoverable common area maintenance costs to comply with lender, joint venture partner or tenant requirements and accounting consultation and due diligence services.

(3)
Tax fees include fees for international tax consulting services.

(4)
All Other Fees include litigation advisory services. These services were performed pursuant to a written contract signed prior to May 6, 2003 and are grandfathered under the SEC's new independence rules. The engagement was entered into prior to E&Y being engaged as the Company's Auditors.

        The Audit Committee:

        J. Albert Smith, Jr., Chairman
        G. William Miller
        Fredrick W. Petri
        Pieter S. van den Berg

ITEM 3—STOCKHOLDER PROPOSAL RELATING TO INDEPENDENT CHAIRMAN OF THE BOARD

        Comerica Bank & Trust, National Association, Trustee of Trowel Trades S&P 500 Index Fund (the "Fund"), Two Mid America Plaza, Suite 616, Oakbrook Terrace, Illinois 60181-4451, which holds 5,931 shares of Common, has informed the Company that the Fund intends to submit the following proposal at the Meeting:

        RESOLVED: The shareholders of Simon Property Group, Inc. ("Company") urge the Board of Directors to amend the Company's by laws, effective upon the expiration of current employment contracts, to require that an independent director—as defined by the rules of the New York Stock Exchange ("NYSE")—be its Chairman of the Board of Directors.

Supporting Statement

        The recent wave of corporate scandals at such companies as Enron, WorldCom and Tyco has resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and the NASDAQ have adopted new rules that would require corporations that wish to be traded on them to have a majority of independent directors.

        Unfortunately, having a majority of independent directors alone is clearly not enough to prevent the type of scandals that have afflicted Enron, WorldCom and Tyco. All of these corporations had a majority of independent directors on their boards when the scandals occurred.

        All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer (CEO), or a former CEO, or some other officer. We believe that no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that board is also the CEO, former CEO or some other officer or insider of the company.

        We respectfully urge the board of our Company to dramatically change its corporate governance structure and the public's perception of it by having an independent director serve as its Chairman.

        Although this change would be dramatic, it would hardly be radical. In the United Kingdom it is common to separate the offices of Chairman and CEO. In 1996, a blue ribbon commission on Director Professionalism of the National Association of Corporate Directors recommended that an independent director should be charged with "organizing the board's evaluation of the CEO and providing continuous ongoing feedback; chairing executive sessions of the board; setting the agenda with the CEO; and leading the board in anticipating and responding to crises."

Statement in Opposition

        The Board of Directors unanimously recommends a vote "AGAINST" adoption of this proposal for the following reasons:

        The Board believes that it is in the best interests of the Company's stockholders for the Board of Directors to have the flexibility to determine the best director (or directors) to serve as Chairman (or Co-Chairmen) of the Board, whether such director is independent or a current or former member of executive management. The Board also believes that its thirteen members, who are elected annually, are best situated to determine which director should serve as Chairman of the Board. The Board opposes this proposal because amending the Company's By-Laws to restrict the Board's discretion could deprive the Board of the freedom to select the most qualified and appropriate individual to lead the Board as Chairman.

        Over the past year, the Board of Directors has implemented various practices and procedures to further strengthen the Company's Corporate Governance. Among the more significant enhancements have been the adoption of new Corporate Governance Principles, the formalization of regular meetings of the independent directors, the establishment of a Governance Committee, and the revision of the Charters of all four of the Board of

Director's standing Committees. A majority of our Board of Directors, and all of the members of the Board's standing Committees, are independent directors and serve to represent and protect the interests of the Company's shareholders, and also serve as an objective means of performing management oversight. In addition, the Board has designated J. Albert Smith, Jr. as its Lead Independent Director. Further, our CEO does not also serve as Chairman of the Board and the CEO's performance is evaluated by the independent directors who are members of the Board's Compensation Committee.

        The Chairman's role is to set the strategic priorities for the Board and preside over its meetings. The Lead Independent Director serves as the liaison between the non-management directors and the senior management team. In such role, the Lead Independent Director helps maintain the Board's independence and ability to fulfill its management oversight responsibilities. Under the Company's Governance Principles, each director is urged to make advance suggestions for Board agenda items and is able to include any item of business at a meeting even if not on the agenda. The Board believes that this structure provides the appropriate balance between the need for consistent strategic direction and the need for true objectivity and independence of non-management directors.

        The Board believes that at this time, the Company is best served by having Company founders Melvin Simon and Herbert Simon continue to serve as Co-Chairmen of the Board. All of the directors, including the Simons, are bound by the fiduciary obligations imposed by Delaware law. Mandating that the role of Chairman of the Board be filled by an independent director does not better enable any director to fulfill his or her fiduciary duties.

        The Company's practice of having a non-independent director perform the role of Chairman of the Board is consistent with the widespread practice of major companies and with current laws respecting corporate governance, including the Sarbanes-Oxley Act of 2002, the General Corporation Law of the State of Delaware, regulations of the United States Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

        If, in the future, the Board determines that it is in the best interests of the Company and its stockholders for an independent director to perform the role of Chairman, the Board has the flexibility under the Company's By-Laws to elect an independent director to fulfill that role. The Board should not be constrained by a bylaw provision which eliminates its flexibility.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

EXECUTIVE COMPENSATION

        The following table sets forth information regarding compensation we paid during each of the last three years to our Chief Executive Officer and each of our four other most highly compensated executive officers, based on salary and bonus earned during 2003 (the "Named Executives").

Summary Compensation Table

		Annual Compensation								Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus(1)			Other Annual Compensation			Restricted Stock Awards(2)		Securities Underlying Options(3)	All Other Compensation(4)
David Simon Chief Executive Officer	2003 2002 2001	$800,000 800,000 800,000		$	— 600,000 —	(5)	$	— — —			$1,407,250 834,500 —	— — 275,000	$15,718 10,963 9,273
Hans C. Mautner President—International Division	2003 2002 2001	$795,164 795,455 814,158	(6) (6) (6)		$350,000 200,000 200,000		$	— — —		$	— — —	— — 83,333	$189,111 120,979 162,787	(7) (7) (7)
Richard S. Sokolov President and Chief Operating Officer	2003 2002 2001	$600,000 600,000 600,000			$500,000 450,000 500,000		$	— 177,122 56,836	(8) (8)		$1,125,800 667,600 —	— — 100,000	$23,405 8,133 9,498
James M. Barkley General Counsel and Secretary	2003 2002 2001	$414,154 400,000 396,923			$300,000 250,000 225,000		$	— — —			$562,900 333,800 —	— — 20,000	$23,469 11,623 9,941
Gary Lewis Executive Vice President—Leasing	2003 2002 2001	$438,269 406,231 361,846			$300,000 225,000 260,000		$	— — —			$562,900 333,800 —	— — 10,000	$17,849 11,120 9,657

(1)
Bonus awards are accrued in the year indicated and paid in the following year.

(2)
Represents the value of shares of performance-based restricted stock awarded to the Named Executives on March 5, 2004 under the Company's 2003 stock incentive program and February 13, 2003 under the Company's 2002 stock incentive program. These awards are subject to further vesting requirements. The number and value of the unvested aggregate restricted stock holdings of each of the Named Executives at December 31, 2003, including the performance-based restricted stock disclosed as LTIP Payouts in the 2003 and 2002 Proxy Statements, are as follows: David Simon—66,250 shares, $3,070,025; Richard S. Sokolov—75,723 shares, $3,509,004; James M. Barkley—19,375 shares, $897,838 and Gary Lewis—16,000 shares, $741,440. The values are calculated by multiplying the number of restricted shares held by each Named Executive by $46.34, the December 31, 2003 closing price of the Common as reported by the New York Stock Exchange.

(3)
Represents number of shares of Common.

(4)
Represents annualized amounts of (i) employer paid contributions to the 401(k) retirement plan and (ii) Company paid employee and dependent life insurance premiums. Employer contributions to the 401(k) retirement plan become vested 30% after completion of three years of service, 40% after four years and an additional 20% after each additional year until fully vested after seven years.

(5)
The Chief Executive Officer decided not to accept a cash bonus with respect to his 2003 performance.

(6)
Includes compensation payable by a non-U.S. affiliate of the Company for his non-U.S.-based services.

(7)
Includes approximately $177,274 in 2003, $110,000 in 2002 and $150,000 in 2001 in housing allowance paid by a non-U.S. affiliate of the Company in connection with his relocation outside the U.S.

(8)
Represents amounts reimbursed for payment of taxes.

Option Exercises and Year-End Values

        The following table sets forth information with respect to the unexercised stock options granted to Named Executives and held by them at December 31, 2003.

AGGREGATED OPTION EXERCISES IN 2003 AND DECEMBER 31, 2003 OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David Simon	200,000	$5,091,252	267,500	82,500	$5,724,028	$1,716,000
Hans C. Mautner	—	—	609,289	25,000	$11,485,601	$520,000
Richard S. Sokolov	—	—	120,000	30,000	$2,602,685	$624,000
James M. Barkley	—	—	34,000	6,000	$749,874	$124,800
Gary Lewis	13,000	$206,909	—	3,000	—	$62,400

(1)
The closing price of the Common as reported by the New York Stock Exchange on December 31, 2003 was $46.34. Value is calculated on the basis of the difference between the exercise price and $46.34, multiplied by the number of shares underlying "in-the-money" options.

Employment Agreements

        Employment Agreement with Hans C. Mautner.    Hans C. Mautner is a party to an employment agreement with us (the "Mautner Agreement"). The Mautner Agreement has a term ending October 1, 2005. Under the Mautner Agreement, Mautner receives an aggregate annual base salary of $762,000 and is eligible to receive an annual aggregate bonus in an amount determined by the Board's Compensation Committee. The compensation payable under the Mautner Agreement is allocated between U.S.-based and non-U.S.-based services, and a portion of Mautner's base salary and benefit costs are reimbursed to the Company by European Retail Enterprises B.V. / S.a.r.l., an entity owned, in part, by the Company and for which Mautner serves as Chief Executive Officer. The severance provisions in the Mautner Agreement provide that, in the event Mautner is terminated by us other than for "Cause", death or disability, or by Mautner for "Good Reason" (as those terms are defined in the Mautner Agreement), we will continue to provide Mautner with certain employee benefits and pay Mautner an amount equal to the sum of (i) Mautner's then annual base salary and (ii) his then annual discretionary bonus, from the date of his termination through October 31, 2005, provided that this payment shall in no event be less than what Mautner would have received if he was terminated by us other than for "Cause" under the Company's applicable severance policy taking into account his years of service at the Company and its predecessor. In addition, all then outstanding unvested options granted to Mautner will become immediately vested and exercisable and remain exercisable for their original term.

        Employment Agreement with Richard S. Sokolov.    Richard S. Sokolov is a party to an employment agreement with us (the "Sokolov Agreement"). The Sokolov Agreement has an initial term which ended August 9, 1997 and provides for automatic one-year extensions of the term unless either party gives the other party notice that the term will not be extended. The Sokolov Agreement has been extended to August 9, 2004. Under the Sokolov Agreement, Sokolov receives an annual base salary currently of $700,000, subject to annual review and adjustment, and is eligible to receive a cash bonus of up to 75% of his base salary.

        The severance provisions in the Sokolov Agreement provide that, in the event Sokolov is terminated by us other than for "Cause", death or disability, or by Sokolov for "Good Reason" (as those terms are defined in the Sokolov Agreement), we will pay Sokolov an amount equal to the sum of all accrued and unpaid base salary plus one-year's then current base salary and bonus, and accelerate the vesting of his unearned restricted stock grants.

Stock Incentive Plan

        General.    Under the Company's 1998 Stock Incentive Plan (the "1998 Plan"), a maximum of 11,300,000 shares (subject to adjustment) are available for issuance to eligible officers, key employees, "Eligible Directors" (as defined below), advisors and consultants for positions of substantial responsibilities with the Company. "Eligible Directors" are directors of the Company who are not our employees or employees of our affiliates. All officers, key employees, advisors and consultants of the Company and our affiliates (except for Melvin Simon and Herbert Simon) and all Eligible Directors are eligible to receive grants under and participate in the 1998 Plan. In addition, Eligible Directors receive automatic grants of restricted stock, as described below.

        The 1998 Plan is administered by the Compensation Committee of the Board (the "Committee"). During the ten-year period following the adoption of the 1998 Plan, the Committee may make the following types of equity-based awards: incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQSOs" and together with ISOs, "Options"), stock appreciation rights ("SARs"), performance units and restricted stock.

        Discretionary Awards.    The terms and conditions of Options, SARs and restricted stock awards granted under the 1998 Plan are set out in written agreements which will contain such provisions as the Committee from time to time deems appropriate.

        The terms of Options granted under the 1998 Plan are generally determined by the Committee within the terms of the 1998 Plan. The exercise price for any Option may not be less than the fair market value of a share on the date of grant. No Option will be exercisable after the expiration of ten years from the date of its grant. The 1998 Plan provides that, unless otherwise determined by the Committee, Options generally vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and become 100% vested three years after the date of grant. The Option exercise price may be paid (i) by certified or official bank check, (ii) in the discretion of the Committee, by personal check, (iii) in shares owned by the optionee for at least six months and which have a fair market value on the date of exercise equal to the exercise price, (iv) for participants other than executive officers and directors of the Company, in the discretion of the Committee, by delivery of a promissory note and agreement providing for payment with interest on any unpaid balance, (v) for participants other than executive officers and directors of the Company, through a brokered exercise, (vi) by any combination of the above, or (vii) by any other means permitted by the Committee, in its discretion.

        An SAR may be granted in connection with all or any part of an Option granted under the 1998 Plan or may be granted independent of any Option. SARs granted in connection with an Option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding Option. SARs granted independent of any Option will vest and lapse according to the terms and conditions set by the Committee. An SAR will entitle its holder to be paid an amount equal to the excess of the fair market value of the shares subject to the SAR on the date of exercise over the exercise price of the related Option, in the case of a SAR granted in connection with an Option, or the fair market value of the shares subject to the SAR on the date of exercise over the fair market value on the date of grant, in the case of an SAR granted independent of an Option.

        Subject to the discretion of the Committee, certificates representing restricted stock awards may (i) be issued to a grantee bearing an appropriate legend specifying that such shares are subject to restrictions or (ii) be held in escrow until the end of the restricted period set by the Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Company or any of our affiliates and such other restrictions and conditions established by the Committee at the time the restricted stock is granted.

        To the extent deemed necessary and desirable by the Committee, the terms and conditions of performance unit awards granted under the 1998 Plan will be set out in written agreements. Performance unit awards provide for future payment of cash, or any other equivalent consideration deemed appropriate by the Committee, to the grantee upon the attainment of certain "Performance Goals" (as defined in the 1998 Plan) established by the Committee over specified periods. At the end of each performance award period, the Committee decides the extent to which the Performance Goals have been attained and the amount of cash, or other consideration, to be distributed to the grantee.

        Automatic Awards For Eligible Directors.    Eligible Directors receive annual grants of restricted stock. Each Eligible Director receives on the first day of the first calendar month following his or her initial election as a director, a grant of 1,000 shares of restricted stock. Thereafter, as of the date of each annual meeting of the Company's stockholders, Eligible Directors who are re-elected as directors receive a grant of 1,000 shares of restricted stock. In addition, Eligible Directors who serve as chairpersons of the standing committees of the Board of Directors receive an additional annual grant in the amount of 500 shares of restricted stock (in the case of the Audit Committee) or 300 shares of restricted stock (in the case of all other standing committees).

        Each award of restricted stock vests in four equal annual installments on January 1 of each year, beginning in the year following the year in which the award occurred. If a director otherwise ceases to serve as a director before vesting, the unvested portion of the award terminates. Any unvested portion of a restricted stock award vests if the director dies or becomes disabled while in office or has served a minimum of five annual terms as a director, but only if the Compensation Committee or full Board of Directors determines that such vesting is appropriate. The restricted stock also vests in the event of a "Change in Control" (as defined in the 1998 Plan).

        Once vested, the delivery of any shares of Common with respect to a restricted stock award (including reinvested dividends) is deferred under our Director Deferred Compensation Plan until the director retires, dies or becomes disabled or otherwise no longer serves as a director. The Eligible Directors may vote and are entitled to receive dividends on the Common underlying the restricted stock awards; however, any dividends on the shares of Common underlying restricted stock awards must be reinvested in shares of Common and held in the Director Deferred Compensation Plan until the shares of Common underlying a restricted stock award are delivered to the former director.

        2003 Stock Incentive Program.    During 2003 we created a one-year stock incentive program under the 1998 Plan in which shares of performance-based restricted stock were allocated to executive officers and employees. Restricted shares allocated under the 2003 stock incentive program were earned and awarded in March 2004 because the Company attained specified annual goals for 2003 related to the following performance measures: threshold and target Funds From Operations per share, the Morgan Stanley REIT Index (RMS) and the S&P 500 Index. 380,700 shares were awarded to 182 executive officers and employees on March 5, 2004. The earned restricted shares vest in four equal annual installments beginning January 1, 2005. The participant must continue to be employed on the day prior to the vesting date to receive the earned restricted shares. Participants are entitled to vote and receive distributions with respect to the earned restricted shares.

Incentive Bonus Plan

        The Incentive Bonus Plan (the "Bonus Plan") is intended to provide senior executives and key employees with opportunities to earn incentives based upon the performance of the Company, the participant's business unit and the individual participant. At the beginning of a year, the

Committee specifies the maximum incentive pool available for distributions and approves performance measures for each participant and "target" and "stretch" levels of performance that must be attained in order to trigger the award of the bonuses. With respect to senior executives, there are three performance measures that are subject to change each year. In general, 50% of the executive's bonus opportunity will be determined by growth in Funds From Operations, 25% by stock price performance and 25% by personal and business unit performance, with the Committee in all events making final decisions regarding the performance measures, weightings, Company results and what role the executive played relative to the outcomes. Further, the Committee will determine whether performance was at a "target" or "stretch" level. Each participant's bonus award for the year is expressed as a percentage of base salary, a fixed dollar amount, or a percentage of the available incentive pool. Bonus amounts for each year are determined in the following February with disbursement in March.

Deferred Compensation Plan

        We have a non-qualified deferred compensation plan (the "Deferred Compensation Plan") that provides deferred compensation to certain executives and key employees. Under the Deferred Compensation Plan, a participant may defer all or a part of his compensation. We, at our discretion, may contribute a matching amount equal to a rate selected by us, and an additional incentive contribution amount on such terms as we may specify. All participant deferrals and matching and incentive contributions are credited to a participant's account. A participant's elective deferrals are fully vested. Except in the case of death or disability of the participant or insolvency or a change in control of the Company, a participant becomes vested in matching and incentive contributions 20% after one year of service and an additional 20% for each year thereafter. Upon death or disability of the participant or insolvency or a change in control of the Company, a participant becomes 100% vested in his account.

        All contributions under the Deferred Compensation Plan are deposited in what is commonly referred to as a "rabbi trust" arrangement pursuant to which the assets of the trust are subject to the claims of our general creditors in the event of our insolvency. The trust assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals and vested matching contributions are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant or a change in control of the Company. During 2003, the following named executives participated in or received distributions from the Deferred Compensation Plan: David Simon, James M. Barkley and Gary Lewis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Principles

        As a general matter, the Company has adopted a compensation philosophy which embraces the concept of pay-for-performance. The Company's strategy is to link executive management compensation with the Company's performance and stockholder return and to reward management for results that are consistent with the key goals of the Company. This is described further below under "2003 Executive Officer Compensation." The Company believes that its compensation program attracts results-oriented employees and motivates them to achieve higher levels of performance.

        It is the Company's policy to establish executive officer base salary at levels which are competitive in relation to comparable real estate investment trusts ("REITs"), while providing significant additional compensation opportunities through programs which are linked directly to Company performance.

2003 CEO Compensation

        David Simon was paid a base salary of $800,000 for 2003 and earned 25,000 shares of restricted common stock because the Company met its target for 2003 results. The restricted stock is subject to further vesting requirements. The Chief Executive Officer decided not to accept a cash bonus with respect to his 2003 performance. Based on information provided by third parties, management believes that David Simon's total compensation in 2003 was in the 28th percentile for (or lower than 72% of) chief executive officers of a peer group of REITs and in the 20th percentile for (or lower than 80% of) chief executive officers of a peer group of non-REIT S&P 500 Companies.

2003 Executive Officer Compensation

        The Company compensates its executive officers through four principal elements, the third and fourth of which are intended to link executive compensation more directly to increases in value of Company stock.

  •
  Base Pay. Base pay is determined through a review and analysis of peers in the REIT industry in order to determine reasonable and competitive compensation levels.

  •
  Bonus Plan. Under the Bonus Plan, participants have opportunities to participate in an incentive pool depending upon performance of the Company, the participant's business unit and the individual participant. Bonuses of $2,265,354 were paid in 2004 to nine (9) of the ten (10) eligible executive officers with respect to 2003 performance. Two (2) executive officers are not eligible to receive bonuses. See "EXECUTIVE COMPENSATION—Incentive Bonus Plan."

  •
  Stock Incentive Plan. At December 31, 2003, ten (10) eligible executive officers held vested options to acquire an aggregate of 1,064,549 shares that were previously granted under the 1998 Plan. Two (2) executive officers are not eligible to receive option grants.

  •
  2003 Stock Incentive Program. Under the 2003 stock incentive program, allocations of restricted shares are earned and awarded if the performance-based goals of the program are met. 104,000 restricted shares allocated to nine (9) of the ten (10) eligible executive officers for 2003 were earned and awarded as of March 2004 because the Company met specified annual goals related to the following performance measures: threshold and target Funds From Operations per share, the Morgan Stanley REIT Index (RMS) and the S&P 500 Index. These earned awards are subject to further vesting requirements. Two (2) executive officers were not eligible to receive shares under the 2003 stock incentive program. See "EXECUTIVE COMPENSATION—Stock Incentive Plan—2003 Stock Incentive Program."

        The Company believes that each element of its executive compensation program attracts results-oriented individuals and motivates them to achieve levels of performance which are consistent with the performance goals of the Company and its stockholders.

Executive Equity Ownership Guidelines

        The Company believes that the financial interests of its executives should be aligned with those of its stockholders. Accordingly, the Board of Directors has established equity ownership guidelines for certain key executives, including the Named Executives. The current ownership guidelines are as follows:

Position	Value as a Multiple of Base Salary
Chief Executive Officer	4.0
President and/or Chief Operating Officer	3.0
Executive Vice Presidents who are heads of significant disciplines within the Company	2.0
Chief Financial Officer	2.0
General Counsel/Secretary	2.0
Treasurer	2.0

        Ownership of any class of equity securities of the Company or its subsidiary operating partnership, Simon Property Group, L.P. (the "Operating Partnership") count toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned and awarded, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of the Named Executives meets or exceeds these guidelines.

        The Compensation Committee:

        Philip J. Ward, Chairman
        Linda Walker Bynoe
        Melvyn E. Bergstein
        Fredrick W. Petri

PERFORMANCE GRAPH

        The following line graph compares the percentage change in the cumulative total shareholder return on the Common from December 31, 1998 through December 31, 2003 as compared to the cumulative total return of the S&P 500 Index and the NAREIT Equity REIT Total Return Index for the period December 31, 1998 through December 31, 2003. The graph assumes an investment of $100 on December 31, 1998, a reinvestment of dividends and actual increase of the market value of the Common relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Common.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about the Common that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2003.

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		B Weighted-average exercise price of outstanding options, warrants and rights ($)	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	1,944,393	(2)	$26.22	5,668,884	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	1,944,393		$26.22	5,668,884

(1)
Consists of the 1998 Plan.

(2)
Includes 293,559 shares covered by awards assumed in connection with our merger with CPI in 1998. The weighted-average exercise price of such awards as of December 31, 2003 was $25.58.

(3)
The 1998 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The maximum number of shares available for awards under the 1998 Plan is 11,300,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee during 2003 was an officer, employee or former officer of the Company or any of its subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure herein pursuant to SEC regulations.

CERTAIN TRANSACTIONS

Transactions with the Simons

        In 1993, we entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon (collectively, the "Simons"), all of whom are our executive officers. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through the Company or as passive investors until the date that they are no longer our directors or officers, and David Simon is prohibited from engaging in the shopping center business in North America other than through the Company and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. These restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from owning an interest in the properties in which the Simons previously owned an interest that were not contributed to our predecessor in 1993 (the "Excluded Properties"). It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

        The Simons continue to own, in whole or in part, the Excluded Properties. M.S. Management Associates, Inc. (the "Management Company") has entered into management agreements with the partnerships that hold the Excluded Properties, some of which agreements were not negotiated on an arms-length basis. Management believes, however, that the terms of such management agreements are fair to the Company.

        Subsidiaries of MSA and David Simon, respectively, are reimbursed by the Company for business use of aircraft owned and operated by such entities. In addition, the Company provides MSA with office space and other support services in exchange for MSA's payment to the Company for the cost of those services. In 2003, MSA paid the Company $750,000 as MSA's share of the cost of services provided by the Company which includes a credit for the cost of the Company's use of aircraft owned by MSA's subsidiaries during the same period. David Simon's entity was reimbursed $294,680 for Company business use of his entity's aircraft in 2003. The Company's reimbursement for aircraft use is based upon a below market hourly cost of operating each of the aircraft in question and the verified number of hours of Company use. The reimbursement was reviewed and approved by our Board's Audit Committee.

        Our Charter requires that at least a majority of our directors be neither employees of the Company nor members or affiliates of members of the Simon family (including Melvin Simon, Herbert Simon, David Simon, members of the immediate family of any of the foregoing, other lineal descendants of any of the foregoing, estates of any of the foregoing, trusts established for the benefit of any of the foregoing or entities controlled by any of the foregoing) or the DeBartolo family (including the Estate of Edward J. DeBartolo, Sr., Edward J. DeBartolo, Jr., Marie Denise DeBartolo York, members of the immediate family of any of the foregoing, estates of any of the foregoing, trusts established for the benefit of any of the foregoing or entities controlled by any of the foregoing) ("Independent Directors"). Our Charter further requires that transactions involving the Company, individually or in its capacity as general partner of the Operating Partnership, in which any member or affiliate of any member of the Simon family or the DeBartolo family has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of the Independent Directors.

Management Company

        The Management Company provides leasing, management and development services to most of our real estate properties. In addition, insurance subsidiaries of the Management Company insure the self-insured retention portion of our general liability program and the deductible associated with our workers' compensation programs. In addition, they provide reinsurance for the primary layer of general liability coverage to our third party maintenance providers while performing services under contract with us. Third party providers provide coverage above the insurance subsidiaries' limits.

        Prior to 2003, the Operating Partnership owned voting and non-voting common stock and three classes of participating preferred stock of the Management Company. The remaining voting common stock was owned by three members of the Simon family. The Operating Partnership's ownership interest (including a note receivable from the Management Company) entitled it to approximately 98% of the after-tax economic benefits of the Management Company's operations during 2002.

        On January 1, 2003, the Operating Partnership acquired the remaining equity interests of the Management Company. The interests were acquired from Melvin Simon, Herbert Simon and David Simon for a total purchase price of $425,000, the appraised value of the interests as determined by an independent third party. The acquisition was unanimously approved by our Independent Directors. As a result, the Management Company is now a wholly owned consolidated taxable REIT subsidiary of the Operating Partnership.

        The Management Company must receive the approval of a majority of the Independent Directors in order to provide services for any property not currently managed by the Management Company unless we own at least a 25% interest in such property.

Other Transactions

        The Operating Partnership leases office space in Ohio from 7655 Corporation, an affiliate of NID Corporation. Under the terms of the lease, the Operating Partnership paid $298,000 in annual rent through March 31, 2004. Effective April 1, 2004, the annual rent was reduced to $231,000. Edward J. DeBartolo, Jr., the brother of M. Denise DeBartolo York, one of our directors, served as an officer of NID Corporation during 2003. Edward J. DeBartolo, Jr., NID Corporation, directly or indirectly, members of the DeBartolo family, trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests, beneficially owned more than five percent (5%) of the outstanding shares of Common as of March 8, 2004. See "PRINCIPAL STOCKHOLDERS."

        Some of the limited partners of the Operating Partnership guarantee a portion of the mortgage debt obligations on certain properties through foreclosure guarantees. In each case, the loans were made by unrelated third party institutional lenders and the guarantees are for the benefit of each lender. In the event of foreclosure of the mortgaged property, the proceeds from the sale of the property are first applied against the amount of the guarantee and also reduce the amount payable under the guarantee. To the extent the sale proceeds from the disposal of the property do not cover the amount of the guarantee, then the limited partner is liable to pay the difference between the sale proceeds and the amount of the guarantee so that the entire amount guaranteed to the lender is satisfied. The debt is non-recourse to the Operating Partnership and its affiliates. The following directors, executive officers and beneficial owners of more than 5% of any class of our voting securities have guaranteed the indicated amounts: Edward J. DeBartolo, Jr., NID Corporation, directly or indirectly, members of the DeBartolo family, trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests—$123,539,163; M. Denise DeBartolo York—$12,000,000; and MSA, wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon and David Simon—$45,626,620.

ANNUAL REPORT

        Our Annual Report for the year ended December 31, 2003, including financial statements audited by Ernst & Young LLP, independent accountants, and their report thereon, is being mailed with this Proxy Statement. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2003, will be sent to any stockholder, without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Vice President of Investor Relations, Simon Property Group, Inc., P.O. Box 7033, Indianapolis, Indiana 46207. Our Form 10-K is also available and may be accessed free of charge through the About Simon/Investor Relations/Other Financial Reports section of our internet website, www.simon.com.

STOCKHOLDER PROPOSALS AT
2005 ANNUAL MEETING

        The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2005 annual meeting of stockholders, or for presentation at such meeting, is December 3, 2004. In the event that the 2005 annual meeting of stockholders is called for a date that is not within thirty (30) days before or after May 5, 2005, in order to be timely, we must receive notice by the stockholder not later than the close of business on the later of 120 calendar days in advance of the 2005 annual meeting of stockholders or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 115 West Washington Street, Indianapolis, Indiana 46204.

The Board of Directors recommends a vote "FOR" proposals 1 and 2 and "AGAINST" proposal 3.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
		FOR	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees (01) Birch Bayh (02) Melvyn E. Bergstein (03) Linda Walker Bynoe (04) Karen N. Horn (05) G. William Miller (06) J. Albert Smith, Jr. (07) Pieter S. van den Berg	☐	☐	2.	Ratification of the appointment of Ernst & Young LLP as independent accountants for 2004.	☐	☐	☐	4.	In their discretion, the proxies are authorized to vote upon such other matters (none known at the time of this proxy) as may properly come before the annual meeting or any adjournment or postponement thereof.
						FOR	AGAINST	ABSTAIN
3.	To consider and vote on a stockholder proposal.	☐	☐	☐	Consenting to receive all
future annual meeting
									materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
VOTE FOR, except withhold from the following numbered nominee(s):
Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/spg	Telephone 1-800-435-6710	Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

If you are located outside of the United States,
the delivery of your Proxy MUST be via the INTERNET or MAIL

You can view the Annual Report and Proxy Statement in the
Investor Relations Section of our Corporate Website at
www.simon.com

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
SIMON PROPERTY GROUP, INC.

For use at the Annual Meeting of Stockholders to be
Held on May 5, 2004

        The undersigned holder of shares of common stock of Simon Property Group, Inc. hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Hyatt Regency Indianapolis, One South Capitol Avenue, Indianapolis, Indiana on May 5, 2004 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof (the "Meeting") and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if present at the Meeting, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1, for the ratification of the appointment in proposal 2 and against proposal 3.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

You can now access your Simon Property Group, Inc. account online.

Access your Simon Property Group, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Simon Property Group, Inc, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

IMPORTANT INFORMATION

  Effective March 15, 2004, Simon Property Group, Inc. has a new Toll Free number for shareholder inquiries. Please retain this information for future reference.

  1 800 454-9768

The Board of Directors recommends a vote "FOR" proposal 1.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
		FOR ☐	WITHHOLD FOR ALL ☐
1.	Election of Directors Nominees:
	(01) Birch Bayh (02) Melvyn E. Bergstein (03) Linda Walker Bynoe (04) Karen N. Horn (05) G. William Miller (06) J. Albert Smith, Jr. (07) Pieter S. van den Berg			Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
VOTE FOR, except withhold from the following numbered nominee(s):

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
—FOLD AND DETACH HERE—

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/spg Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

If you are located outside of the United States,
the delivery of your Proxy MUST be via the INTERNET or MAIL

You can view the Annual Report and Proxy Statement in the
Investor Relations Section of our Corporate Website at
www.simon.com

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
SIMON PROPERTY GROUP, INC.

For use at the Annual Meeting of Stockholders to be
Held on May 5, 2004

        The undersigned holder of shares of preferred stock of Simon Property Group, Inc. hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of preferred stock which the undersigned is entitled to vote at the annual meeting (the "meeting") of stockholders to be held at the Hyatt Regency Indianapolis, One South Capitol Avenue, Indianapolis, Indiana on May 5, 2004 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if present at the meeting, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

—FOLD AND DETACH HERE—

You can now access your Simon Property Group, Inc. account online.

Access your Simon Property Group, Inc. shareholder account online via Investor ServiceDirect®(ISD).

Mellon Investor Services LLC, Transfer Agent for Simon Property Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

IMPORTANT INFORMATION

Effective March 15, 2004, Simon Property Group, Inc. has a new Toll Free number for shareholder inquiries. Please retain this information for future reference.

1 800 454-9768

QuickLinks

BOARD OF DIRECTORS
Committee Membership
ITEM 1—ELECTION OF DIRECTORS
PRINCIPAL STOCKHOLDERS
ITEM 2—RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
ITEM 3—STOCKHOLDER PROPOSAL RELATING TO INDEPENDENT CHAIRMAN OF THE BOARD
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS
ANNUAL REPORT
STOCKHOLDER PROPOSALS AT 2005 ANNUAL MEETING